UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-51688

Date of Report: December 31, 2015

BITZIO, INC.

(Exact name of registrant as specified in its charter)

Nevada	16-1734022
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

25 Cozycroft Avenue, Suite A, Chatsworth CA	91311
(Address of principal executive offices)	(Zip Code)

(213) 489-1377

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition of Assets

Item 2.03	Creation of a Direct Financial Obligation

Item 3.02	Unregistered Sale of Equity Securities

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers

Item 5.03	Amendments to Articles of Incorporation

Designation of Series E Preferred Stock and Series F Preferred Stock

On December 31, 2015 Bitzio, Inc. (“Bitzio” or the “Company”) filed with the Nevada Secretary of State a Certificate of Designation designating 520,000 shares of preferred stock as Series E Preferred Stock and a Certificate of Designation designating 800,000 shares of preferred stock as Series F Preferred Stock.

Each outstanding share of Series E Preferred Stock will have a preference on liquidation of Ten Dollars ($10). The holder of a share of Series E Preferred Stock will have the right to convert the Ten Dollar value of the share into common stock at a conversion price equal to 85% of the average closing bid price for Bitzio common stock during the five trading days preceding conversion, except that no conversion is permitted that will result in the holder becoming the beneficial owner of more than 4.99% of Bitzio’s outstanding common stock. Holders of Series E Preferred Stock have no voting rights by reason of those shares, nor do they have any right to participate in any dividends paid by Bitzio.

Each outstanding share of Series F Preferred Stock may be converted by the holder into shares of Bitzio common stock. The conversion ratio is such that the full 800,000 Series F shares convert into common shares representing 80% of the fully diluted common shares outstanding after the conversion (which includes all common shares outstanding plus all common shares potentially issuable upon the conversion of all derivative securities not held by the holder). The holder of Series F shares may cast the number of votes at a shareholders meeting or by written consent that equals the number of common shares into which the Series F shares are convertible on the record date for the shareholder action. In the event the Board of Directors declares a dividend payable to Bitzio common shareholders, the holders of Series F shares will receive the dividend that would be payable if the Series F shares were converted into Bitzio common shares prior to the dividend. In the event of a liquidation of Bitzio, the holders of 800,000 Series F shares will receive a preferential distribution equal to 80% of the net assets available for distribution to the shareholders.

Acquisition of Viridis Capital LLC

On December 31, 2015, Bitzio acquired sole ownership of Viridis Capital LLC (“Viridis”) from FLUX Carbon Corporation (“FCC”), an entity owned by Kevin Kreisler. In consideration for the transfer of Viridis, Bitzio issued to FCC 800,000 shares of Bitzio’s Series F Preferred Stock. The principal asset owned by Viridis at that time was 800,115 shares of Series D Preferred Stock issued by GreenShift Corporation (“GreenShift”), a Delaware corporation.

On the same date, Bitzio issued to EXO Opportunity Fund LLC (“EXO”) 200,000 shares of Series E Preferred Stock, and received in return 187,029 shares of GreenShift Series D Preferred Stock. One of the two members of EXO is an entity owned by the father of Kevin Kreisler, the Chief Executive Officer of GreenShift.

Subsequently, on that same date, Bitzio surrendered 987,144 Series D shares and paid $2,500,000 in cash to GreenShift in exchange for 800,000 shares of GreenShift’s Series G Preferred Stock, corresponding to an 80% equity interest in GreenShift.

GreenShift Corporation (OTC Pink: GERS) develops and commercializes clean technologies that facilitate the more efficient use of natural resources. GreenShift markets primarily to the U.S. ethanol industry, where it offers technologies that improve the profitability of licensed ethanol producers. GreenShift generates revenue by licensing its technologies to ethanol producers, and by providing its licensees with related services.

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Credit Line from TCA

On December 31, 2015 Bitzio and each of its subsidiaries entered into a Senior Secured Revolving Credit Facility Agreement (the “Credit Agreement”) with TCA Global Credit Master Fund, LP (“TCA”). Pursuant to the Credit Agreement, TCA loaned $2,900,000 to Bitzio on December 31, 2015. The Credit Agreement contemplates that the lending limit may be increased to $5,000,000, on Bitzio’s request and at TCA’s discretion, provided that amount of loans outstanding under the Credit Agreement will be capped based upon lending ratios specified in the Credit Agreement. $2,500,000 from the amount loaned on December 31, 2015, was used by Bitzio to purchase the Series G shares from GreenShift, as described above.

The $2.9 million loan made on December 31, 2015 is, and any future loan will be, reflected in a Senior Secured Revolving Convertible Promissory Note (the “TCA Note”), which has a maturity date of December 31, 2016. The TCA Note bears interest at 11% per annum. In the event of a default under the TCA Note or with the consent of Bitzio, TCA may convert portions of principal and interest due under the TCA Note into shares of Bitzio common stock at a conversion price equal to 85% of the lowest daily volume weighted average price of Bitzio common stock during the five trading days preceding conversion; provided, however, that no conversion is permitted that will result in the Note-holder becoming the beneficial owner of more than 4.99% of Bitzio’s outstanding common stock.

The Credit Agreement required that Bitzio pay an advisory fee to TCA in the amount of $3,200,000. Payment was made on December 31, 2015 by the issuance of 320,000 shares of Series E Preferred Stock to TCA. The Credit Agreement further provides that, if Bitzio has satisfied all obligations owing to TCA on or prior to March 30, 2016, then the advisory fee will be reduced to $1,600,000.

To secure its obligations under the Note and Credit Agreement, Bitzio pledged to TCA all of its assets, as did each of Bitzio’s subsidiaries.

Change in Management

On January 1, 2016 Hubert Blanchette resigned from his position as Chief Executive Officer of Bitzio and from his position as a member of the Board of Directors of Bitzio.

Upon receipt of Mr. Blanchette’s resignation, Marilu Brassington, the sole remaining member of the Board of Directors, elected Kevin Kreisler to fill the vacancy on the Bitzio Board of Directors, and also appointed Kevin Kreisler to serve as Chairman and Chief Executive Officer of Bitzio. Information regarding Mr. Kreisler follows:

Kevin Kreisler is the founder and chairman of GreenShift Corporation. Mr. Kreisler has been responsible for the development and commercialization of GreenShift’s technologies. Mr. Kreisler served as GreenShift’s vice president from 1998 to 2000, president from 2000 to 2002, chief executive officer from 2002 to 2013 and from 2014 to the present. Mr. Kreisler has also served as GreenShift’s chairman from 2005 to the present. Mr. Kreisler is a graduate of Rutgers University College of Engineering (B.S., Civil and Environmental Engineering, 1994), Rutgers University Graduate School of Management (M.B.A., 1995), and Rutgers University School of Law (J.D., 1997). Mr. Kreisler is admitted to practice law in New Jersey and the United States District Court for the District of New Jersey.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

Financial Statements of GreenShift Corporation - to be filed by amendment.

Pro Forma Financial Statements - to be filed by amendment.

Exhibits

3-a	Certificate of Designation of Series E Preferred Stock of Bitzio, Inc.

3-b	Certificate of Designation of Series F Preferred Stock of Bitzio, Inc.

10-a	Certificate of Designation of Series G Preferred Stock of GreenShift Corporation.

10-b	Senior Secured Revolving Credit Facility Agreement effective as of December 31, 2015 among Bitzio, Inc., it subsidiaries, and TCA Global Credit Master Fund, LP.

10-c	Form of Senior Secured Revolving Convertible Promissory Note issuable to TCA Global Credit Master Fund, LP pursuant to the Credit Agreement.

10-d	Form of Security Agreement executed by Bitzio, Inc. and each subsidiary of Bitzio, Inc. with TCA Global Credit Master Fund, LP dated December 31, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2016	BITZIO, INC.

	By:	/s/ Kevin Kreisler
Kevin Kreisler
Chief Executive Officer

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